Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of July 16, 2006, by and among Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), and Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) having a value of $1,000,000, and the Company desires to sell such shares to Purchaser.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE 1

PURCHASE OF SHARES

1.1        Purchase of Shares. Subject to the terms and conditions in this Agreement, the Purchaser agrees to pay to the Company $1,000,000 (the “Proceeds”), and the Company agrees to sell to Purchaser shares of Common Stock having a value of $1,000,000, calculated on a price per share of Common Stock equal to the closing price of the Common Stock on the last trading day immediately prior to the Closing Date (as defined below), as quoted on the Nasdaq Stock Market (the “Purchased Shares”), provided that no fractional shares of Common Stock shall be issued to the Purchaser. If the issuance of the Purchased Shares would otherwise result in the issuance of a number of shares of Common Stock that is not a whole number, the actual issuance of shares of Common Stock to the Purchaser shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half shall be rounded to the next lower whole number, with no further payment therefor.

1.2        Use of Proceeds. The Company shall use the Proceeds solely to make additional investments in three equal installments in Energy Photovoltaics, Inc. (“EPI”) in connection with the exchange by the Company of indebtedness owed to it by EPI for common stock of EPI. The Company shall consummate such transaction with EPI and invest one-third of the Proceeds in EPI as soon as practicable on or after the Closing Date (the “First Investment Date”). The Company shall invest the second one-third of the Proceeds in EPI on or about one month after the First Investment Date and the Company shall invest the final one-third of the Proceeds in EPI on or about two months after the First Investment Date.

1.3        Closing. On July 17, 2006 or such other date agreed to by the Company and Purchaser (the “Closing Date”), Purchaser shall pay the Proceeds by wire transfer of immediately available funds to an account designated by the Company, and the Company shall enter into its stock ledger book the issuance of the Purchased Shares to the Purchaser. The Company shall deliver to the Purchaser stock certificate(s) representing the Purchased Shares on or as soon as practicable following the Closing Date.

1.4        Registration Rights. The Company acknowledges that the Purchased Shares are subject to the Registration Rights Agreement, dated May 12, 2006 (“Registration Rights Agreement”), by and among the Company, Southpoint Master Fund, L.P. and the Purchaser and certain of its affiliates, and that the Purchased Shares are “Registrable Securities,” as defined in the Registration Rights Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser that:

2.1        Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2        Authorization and Validity. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) upon the execution and delivery hereof, this Agreement will be valid, binding and enforceable against the Company in accordance with its terms, and (c) the execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under (i) the certificate of incorporation or by-laws of the Company or (ii) any applicable law, rule, regulation, judgment, decree or order to which the Company is a party or is bound or which is binding upon or applicable to all or any portion of the Company’s properties or assets.

2.3        Issuance of the Common Stock. The Common Stock to be issued hereunder will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, preemptive rights, rights of first refusal, subscription and similar rights.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Company that:

3.1        Organization; Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands.

3.2        Authorization and Validity. (a) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and (b) upon the execution and delivery hereof, this Agreement will be valid, binding and enforceable against the Purchaser in accordance with its terms.

3.3        Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Purchased Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.

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ARTICLE 4

CONDITION TO CLOSING

4.1        Closing Condition. The obligations of each of the Company and Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following condition: the Company shall have received the requisite consents of the lenders to the Company, in form and substance reasonably acceptable to the Company and the Purchaser.

ARTICLE 5

MISCELLANEOUS PROVISIONS

5.1        Transfer Restrictions. Purchaser acknowledges and agrees that any certificate(s) representing the Purchased Shares shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

5.2	Amendments; No Waivers.

(a)        Any provisions of this Agreement may be amended or waived if, such amendment or waiver is in writing and signed by the Company and the Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.3        Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party.

5.4        Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to conflict of laws principles.

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5.5        Notices. All notices required to be given under this Agreement will be in writing and will be delivered personally, sent by express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one business day after being so sent or three business days after being so deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Purchaser, at the Purchaser’s address as it appears in the records of the Company (unless otherwise indicated by the Purchaser).

5.6        Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

5.7        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.8        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

5.9        Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person, other than the parties hereto, any rights or remedies.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ David A. Miller

Name: David A. Miller

Title: Chief Financial Officer

TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

By: Tontine Capital Overseas GP, L.L.C., its general partner

By /s/ Jeffrey L. Gendell

Name: Jeffrey L. Gendell

Title: Managing Member